Exhibit 99.1

Cubic Reports Second Quarter Fiscal  2018 Results;

Strong Sales Growth and Record Backlog

•	Record total backlog of $3.4 billion; executed financial close on Massachusetts Bay Transportation Authority next-generation fare payment system agreement for Boston
•	Sales increased 12% to $278.6 million and Adjusted EBITDA(1) increased 35% to $15.8 million driven by growth in Transportation
•	Operating loss of $1.7 million compared to $6.1 million in the second quarter of 2017
•	Net loss from continuing operations of $3.3 million or $0.12 per share; includes costs of strategic and IT system resource planning of $5.7 million
•	Confirms full year fiscal 2018 sales and adjusted EBITDA guidance
•	Cubic Global Defense Services (CGD Services) classified as discontinued operations as result of Company’s recently announced definitive agreement to sell the business

SAN DIEGO — May 2, 2018 - Cubic Corporation (NYSE: CUB) today announced its financial results for the second fiscal quarter ended March 31, 2018.

“We are pleased with our first half financial performance as Cubic's strong momentum continues. With the highest backlog in our history, we expect growth to accelerate going forward,” said Bradley H. Feldmann, chairman, president and chief executive officer. “The recently announced divestiture of our defense services operations demonstrates our commitment to high growth, high margin, technology-driven businesses that will generate greater shareholder value.”

Financial Results Comparison

	Six Months Ended		Three Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
	(in millions, except per share data)
Sales	$527.0	$492.4	$278.6	$248.0
Operating income (loss)	(13.6)	(11.7)	(1.7)	(6.1)
Adjusted EBITDA (1)	27.3	29.3	15.8	11.7

Loss from continuing operations before income taxes	$(16.1)	$(20.1)	$(1.9)	$(10.6)
Income tax provision (benefit) from continuing operations	(1.3)	(62.9)	1.4	(52.4)
Net income (loss) from continuing operations	(14.8)	42.9	(3.3)	41.9
Earnings (loss) per share from continuing operations	(0.54)	1.58	(0.12)	1.54

Net income (loss) from discontinued operations before income taxes	$4.1	$5.6	$(0.8)	$4.0
Income tax provision (benefit) from discontinued operations	1.1	50.9	(2.1)	45.4
Net income (loss) from discontinued operations	3.0	(45.3)	1.3	(41.4)
Earnings (loss) per share from discontinued operations	0.11	(1.67)	0.05	(1.53)

Acquisition-related costs (excluding amortization) (2)	$1.9	$0.7	$0.5	$(0.1)
Strategic and IT system resource planning expenses (2)	13.7	14.6	5.7	6.0
Depreciation and amortization expense	23.5	24.0	11.1	11.6
Research and development expense	26.2	21.9	14.2	12.9
Income tax provision (benefit)	(1.3)	(62.9)	1.4	(52.4)

(1)	Adjusted EBITDA is a non-GAAP financial measure - see the section titled “Use of Non-GAAP Financial Information” for additional information regarding this Non-GAAP financial measure.
(2)	See the section below titled “Use of Non-GAAP Financial Information” for a description of these items.

Sales for the second quarter increased 12% to $278.6 million from $248.0 million in the second quarter of last year. Sales from Cubic Transportation Systems and Cubic Mission Solutions increased by 20% and 26%, respectively, while sales from Cubic Global Defense Systems decreased by 5%. Foreign currency translation had a favorable impact of $7.5 million.

The operating loss was $1.7 million in the second quarter compared to $6.1 million in the second quarter of last year. The decrease in operating loss reflects improved profitability at all three reporting segments, led by Cubic Transportation Systems. Foreign currency translation had a favorable impact of $1.1 million.

Non-GAAP adjusted EBITDA was $15.8 million, an increase of 35% from $11.7 million in the second quarter of last year. The increase was primarily attributable to the same matters noted above and as described in more detail in the segment discussion below.

Cash provided by continuing operations was $12.5 million in the second quarter compared to $3.0 million in the second quarter of 2017.

The operating results of CGD Services have been classified as discontinued operations in the condensed consolidated statements of income (loss) for all periods presented. Under GAAP rules regarding the accounting for discontinued operations, corporate overhead is not allocated to discontinued operations. Therefore, certain corporate overhead costs that had previously been allocated to the CGD Services segment have been included in operating loss from continuing operations and Adjusted EBITDA from continuing operations. Such overhead amounts totaled $1.9 million and $2.0 million in the second quarter of fiscal 2018 and fiscal 2017, respectively.

Net loss from continuing operations in the second quarter was $3.3 million compared to a net income of $41.9 million in the second quarter last year. The change was most significantly impacted by the changes in income taxes on pre-tax losses from continuing operations.

Net income from discontinued operations in the second quarter was $1.3 million compared to a net loss from discontinued operations of $41.4 million in the second quarter last year. The comparability of net income from discontinued operations was primarily impacted by the income tax provision for discontinued operations. The assets and liabilities of a discontinued operation held for sale are measured at lower of carrying value or fair value less cost to sell. As such, at March 31, 2018, we recognized a $6.9 million loss within discontinued operations upon classification of the CGD Services operations for the excess of the carrying value of the net assets of CGD Services over the sales price in the definitive agreement less estimated selling costs.

Reportable Segment Results

	Six Months Ended		Three Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Sales:	(in thousands)
Cubic Transportation Systems	$313.5	$271.5	$167.0	$139.6
Cubic Global Defense Systems	144.3	158.3	75.5	79.7
Cubic Mission Solutions	69.2	62.6	36.1	28.7
Total sales	$527.0	$492.4	$278.6	$248.0

Operating income (loss):
Cubic Transportation Systems	$24.1	$17.5	$14.2	$7.8
Cubic Global Defense Systems	6.7	8.1	5.3	4.8
Cubic Mission Solutions	(16.7)	(13.0)	(7.8)	(9.2)
Unallocated corporate expenses	(27.7)	(24.3)	(13.4)	(9.5)
Total operating income (loss)	$(13.6)	$(11.7)	$(1.7)	$(6.1)

Adjusted EBITDA:
Cubic Transportation Systems	$30.6	$21.9	$17.2	$9.9
Cubic Global Defense Systems	11.6	13.5	7.4	7.4
Cubic Mission Solutions	(3.7)	0.6	(2.0)	(3.2)
Unallocated corporate expenses	(11.2)	(6.7)	(6.8)	(2.4)
Total adjusted EBITDA	$27.3	$29.3	$15.8	$11.7

Cubic Transportation Systems (CTS):

CTS sales increased 20% to $167.0 million compared to $139.6 million last year supported by system engineering work on the New York New Fare Payment System contract and inclusive of a favorable foreign currency translation impact of $7.1 million.

CTS Adjusted EBITDA increased 74% to $17.2 million compared to $9.9 million last year reflecting higher sales, lower research and development expense and operational improvements. Foreign currency translation had a favorable impact of $1.4 million.

Cubic Global Defense Systems (CGD Systems):

CGD Systems sales were $75.5 million compared to $79.7 million last year. The decrease was primarily due to lower sales of air combat training systems. Foreign currency translation had a favorable impact of $0.4 million.

CGD Systems Adjusted EBITDA was $7.4 million, flat compared to the same period last year. Foreign currency translation had an unfavorable impact of $0.2 million.

Cubic Mission Solutions (CMS):

CMS sales increased 26% to $36.1 million compared to $28.7 million last year driven by an increase in secured networking deliveries.

CMS Adjusted EBITDA was negative $2.0 million compared to negative $3.2 million last year. The improvement reflects higher volume, partly offset by increased research and development expense.

Cubic Global Defense Services (CGD Services):

On April 19, 2018, Cubic Corporation announced that it entered into a definitive agreement to sell its CGD Services business. In Cubic’s second quarter results, the CGD Services segment is reflected as discontinued operations and the previous period financial results have been reclassified for comparative purposes.

CGD Services sales increased to $98.1 million in the second quarter compared to $95.7 million last year. CGD Services Adjusted EBITDA increased to $4.7 million in the second quarter compared to $3.1 million last year, inclusive of corporate cost allocations of $1.9 million and $2.0 million in the second quarter of 2018 and 2017, respectively.

Fiscal 2018 Full Year Guidance (adjusted for the announced divestiture of CGD Services)

constant currency basis with 2017

•                  Sales guidance: $1.135 billion to $1.185 billion

•                  Adjusted EBITDA:  $90.0 million to $116.0 million

Conference Call and Webcast

Cubic will host a conference call to discuss the company’s earnings results today, Wednesday, May 2 at 4:45 p.m. EST/1:45 p.m. PST.

Live webcast: https://event.webcasts.com/starthere.jsp?ei=1188418&tp_key=492633016a.

An archive of the webcast will be made available in the Financials section of Cubic’s Investor Relations page at https://www.cubic.com/investor-relations/financials.

Dial-In

Financial analysts and institutional investors are invited to dial:

•	877-407-9708
•	201-689-8259 (international)

To avoid a delay in start time, please dial in beginning 4:20 p.m. EST/1:20 p.m. PST.

About Cubic Corporation

Cubic is a market-leading, technology provider of integrated solutions that increase situational understanding for transportation, C4ISR and training customers worldwide to decrease urban congestion and improve the militaries’ effectiveness and operational readiness. Cubic Transportation Systems is a leading integrator of payment and information technology and services to create intelligent travel solutions for transportation authorities and operators. Cubic Mission Solutions provides networked Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) capabilities for defense, intelligence, security and commercial missions. Cubic Global Defense is a leading provider of live, virtual, constructive and game-based (LVC-G) training solutions for the U.S. and allied forces. For more information about Cubic, please visit the company’s website at www.cubic.com or on Twitter @CubicCorp.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements about our expectations regarding future events or our future financial and/or operating performance; our expectations regarding organic growth; and the use of our technologies on a transportation contract that was awarded early fiscal 2018. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others: our dependence on U.S. and foreign government contracts; delays in approving U.S. and foreign government budgets and cuts in U.S. and foreign government defense expenditures; the ability of certain government agencies to unilaterally terminate or modify our contracts with them; the effect of sequestration on our contracts; our assumptions concerning behavior by public transit authorities; our ability to successfully integrate new companies into our business and to properly assess the effects of such integration on our financial condition; the U.S. government’s increased emphasis on awarding contracts to small businesses, and our ability to retain existing contracts or win new contracts under competitive bidding processes; negative audits by the U.S. government; the effects of politics and economic conditions on negotiations and business dealings in the various countries in which we do business or intend to do business; risks associated with the restatement of our prior consolidated financial statements, including our identification of material weaknesses in our internal control over financial reporting; competition and technology changes in the defense and transportation industries; the change in the way transit agencies pay for transit systems; our ability to accurately estimate the time and resources necessary to satisfy obligations under our contracts; the effect of adverse regulatory changes on our ability to sell products and services; our ability to identify, attract and retain qualified employees; our failure to properly implement our ERP system; unforeseen problems with the implementation and maintenance of our information systems; business disruptions due to cyber security threats, physical threats, terrorist acts, acts of nature and public health crises; our involvement in litigation, including litigation related to patents, proprietary rights and employee misconduct; our reliance on subcontractors and on a limited number of third parties to manufacture and supply our products; our ability to comply with our development contracts and to successfully develop, introduce and sell new products, systems and services in current and future markets; defects in, or a lack of adequate coverage by insurance or indemnity for, our products and systems; and changes in U.S. and foreign tax laws, exchange rates or our economic assumptions regarding our pension plans. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Information

We believe that the presentation of Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA included in this report provides useful information to investors with which to analyze our operating trends and performance and ability to service and incur debt. Also, we believe EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, variations in organic versus inorganic growth (affecting amortization expense) and the age and book depreciation of property, plant and equipment (affecting relative depreciation expense). We believe Adjusted EBITDA further facilitates company-to-company operating comparisons by backing out items that we believe are not part of our core operating performance. Items backed out of Adjusted EBITDA are comprised of expenses incurred in the development of our ERP system and the redesign of our supply chain which include internal labor costs and external costs of materials and services that do not qualify for capitalization, business acquisition expenses including retention bonus expenses, due diligence and consulting costs incurred in connection with the acquisitions, expenses recognized related to the change in the fair value of contingent consideration for acquisitions, restructuring costs, gains and losses on disposals of fixed assets, and income and expenses classified as other non-operating income and expenses which may vary for different companies for reasons unrelated to operating performance.

EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as measures of discretionary cash available to the company or as alternatives to net income as a measure of performance. In addition, other companies may define EBITDA and Adjusted EBITDA differently and, as a result, our measures of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA of other companies. Furthermore, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either of them in isolation, or as a substitute for analysis of our results as reported under GAAP.

The following table reconciles EBITDA and Adjusted EBITDA to net income (loss), which we consider to be the most directly comparable GAAP financial measure. As described above, on April 18, 2018, Cubic Corporation entered into a definitive agreement to sell the CGD Services business and all of the criteria for the classification of CGD Services as a discontinued operation have been met. The following reconciliations reflect continuing operations.

GAAP to Non-GAAP Reconciliation

Continuing Operations

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA.

In Millions	Consolidated	CTS	CMS	CGD Systems
Three Months Ended March 31, 2018
Net income (loss)	$(3.3)
Provision for income taxes	1.4
Interest expense (income), net	2.2
Other non-operating (expense) income, net	(2.0)
Operating income (loss)	$(1.7)	$14.2	$(7.7)	$5.2
Depreciation and amortization	11.1	3.0	5.2	2.0
Other non-operating expense (income), net	2.0	2.4	0.2	(0.1)
EBITDA	$11.4	$19.6	$(2.3)	$7.1

Acquisition related expenses, excluding amortization	0.5	-	0.5	-
ERP/Supply Chain Initiatives	5.7	-	-	-
Restructuring costs	0.2	-	-	0.2
Other non-operating (expense) income, net	(2.0)	(2.4)	(0.2)	0.1
Adjusted EBITDA	$15.8	$17.2	$(2.0)	$7.4

In Millions	Consolidated	CTS	CMS	CGD Systems
Three Months Ended March 31, 2017
Net income (loss)	$41.9
Provision for income taxes	(52.5)
Interest expense (income), net	4.1
Other non-operating (expense) income, net	0.4
Operating income (loss)	$(6.1)	$7.8	$(9.2)	$4.7
Depreciation and amortization	11.6	2.1	5.9	2.5
Other non-operating expense (income), net	(0.4)	(0.2)	-	3.1
EBITDA	$5.1	$9.7	$(3.3)	$10.3

Acquisition related expenses, excluding amortization	(0.1)	(0.2)	0.1	-
ERP/Supply Chain Initiatives	6.0	-	-	-
Restructuring costs	0.3	0.2	-	0.2
Loss of sale of fixed assets	-	-	-	-
Other non-operating (expense) income, net	0.4	0.2	-	(3.1)
Adjusted EBITDA	$11.7	$9.9	$(3.2)	$7.4

In Millions	Consolidated	CTS	CMS	CGD Systems
Six Months Ended March 31, 2018
Net income (loss)	$(14.8)
Provision for income taxes	(1.3)
Interest expense (income), net	4.5
Other non-operating (expense) income, net	(2.0)
Operating income (loss)	$(13.6)	$24.1	$(16.7)	$6.7
Depreciation and amortization	23.5	6.3	11.1	4.1
Other non-operating expense (income), net	2.0	1.6	0.2	0.3
EBITDA	$11.9	$32.0	$(5.4)	$11.1

Acquisition related expenses, excluding amortization	1.9	-	1.9	-
ERP/Supply Chain Initiatives	13.7	-	-	-
Restructuring costs	1.8	0.2	-	0.8
Other non-operating (expense) income, net	(2.0)	(1.6)	(0.2)	(0.3)
Adjusted EBITDA	$27.3	$30.6	$(3.7)	$11.6

In Millions	Consolidated	CTS	CMS	CGD Systems
Six Months Ended March 31, 2017
Net income (loss)	$42.9
Provision for income taxes	(62.9)
Interest expense (income), net	7.4
Other non-operating (expense) income, net	0.9
Operating income (loss)	$(11.7)	$17.5	$(13.0)	$8.1
Depreciation and amortization	24.0	4.4	12.7	4.5
Other non-operating expense (income), net	(0.9)	(0.6)	-	1.8
EBITDA	$11.4	$21.3	$(0.3)	$14.4

Acquisition related expenses, excluding amortization	0.7	(0.1)	0.9	-
ERP/Supply Chain Initiatives	14.6	-	-	-
Restructuring costs	1.3	0.2	-	0.9
Loss of sale of fixed assets	0.4	-	-	-
Other non-operating (expense) income, net	0.9	0.6	-	(1.8)
Adjusted EBITDA	$29.3	$22.0	$0.6	$13.5

Financial Statements

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	Six Months Ended		Three Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Net sales:
Products	$289,188	$298,928	$157,445	$154,168
Services	237,789	193,482	121,141	93,872
	526,977	492,410	278,586	248,040
Costs and expenses:
Products	208,666	214,015	117,093	109,403
Services	164,674	137,435	78,457	69,591
Selling, general and administrative expenses	125,453	113,832	63,773	54,644
Research and development	26,179	21,878	14,202	12,858
Amortization of purchased intangibles	13,835	15,691	6,484	7,265
Restructuring costs	1,751	1,266	256	363
	540,558	504,117	280,265	254,124

Operating loss	(13,581)	(11,707)	(1,679)	(6,084)

Other income (expenses):
Interest and dividend income	1,107	440	625	214
Interest expense	(5,585)	(7,845)	(2,911)	(4,305)
Other income (expense), net	1,950	(948)	2,028	(399)

Loss from continuing operations before income taxes	(16,109)	(20,060)	(1,937)	(10,574)

Income tax provision (benefit)	(1,328)	(62,947)	1,409	(52,445)

Net income (loss) from continuing operations	(14,781)	42,887	(3,346)	41,871
Net income (loss) from discontinued operations	2,984	(45,294)	1,335	(41,410)
Net income (loss)	$(11,797)	$(2,407)	$(2,011)	$461

Net income (loss) per share:
Basic
Continuing operations	$(0.54)	$1.58	$(0.12)	$1.54
Discontinued operations	$0.11	$(1.67)	$0.05	$(1.53)
Basic earnings per share	$(0.43)	$(0.09)	$(0.07)	$0.02

Diluted
Continuing operations	$(0.54)	$1.58	$(0.12)	$1.54
Discontinued operations	$0.11	$(1.67)	$0.05	$(1.53)
Diluted earnings per share	$(0.43)	$(0.09)	$(0.07)	$0.02

Dividends per common share	$0.14	$0.14	$0.14	$0.14

Weighted average shares used in per share calculations:
Basic	27,215	27,095	27,223	27,103
Diluted
Continuing operations	27,215	27,132	27,223	27,159
Discontinued operations	27,298	27,095	27,326	27,103
Diluted earnings per share	27,215	27,095	27,223	27,159

CUBIC CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	September 30,
	2018	2017
ASSETS

Current assets:
Cash and cash equivalents	$56,419	$60,143
Restricted cash	14,710	8,434
Accounts receivable:
Long-term contracts	294,168	354,476
Allowance for doubtful accounts	(863)	(436)
	293,305	354,040

Recoverable income taxes	2,013	5,360
Inventories	105,747	87,715
Other current assets	40,683	29,951
Current assets of discontinued operations	175,978	75,900
Total current assets	688,855	621,543

Long-term contract receivables	16,568	17,457
Long-term capitalized contract costs	61,574	56,471
Property, plant and equipment, net	116,135	113,220
Deferred income taxes	8,238	7,385
Goodwill	330,538	321,562
Purchased intangibles, net	82,157	89,858
Other assets	8,910	10,515
Noncurrent assets of discontinued operations	—	98,274
Total assets	$1,312,975	$1,336,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$77,000	$55,000
Trade accounts payable	82,565	88,521
Customer advances	70,731	56,132
Accrued compensation and other current liabilities	93,212	130,126
Income taxes payable	3,752	9,838
Current liabilities of discontinued operations	44,810	36,862
Total current liabilities	372,070	376,479

Long-term debt	199,777	199,761
Other long-term liabilities	61,553	70,414
Noncurrent liabilities of discontinued operations	—	—

Shareholders’ equity:
Common stock	40,079	37,850
Retained earnings	779,012	794,485
Accumulated other comprehensive loss	(103,438)	(106,626)
Treasury stock at cost	(36,078)	(36,078)
Total shareholders’ equity	679,575	689,631
Total liabilities and shareholders’ equity	$1,312,975	$1,336,285

CUBIC CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended		Three Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Operating Activities:
Net income (loss)	$(11,797)	$(2,407)	$(2,011)	$461
Net income (loss) from discontinued operations	(2,984)	45,294	(1,335)	41,410
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,491	24,036	11,058	11,611
Share-based compensation expense	2,497	3,191	870	1,015
Change in fair value of contingent consideration	452	(2,194)	154	(880)
(Gain) loss on disposal of assets	(1,474)	405	(1,474)	—
Deferred income taxes	(185)	—	(185)	—
Changes in operating assets and liabilities, net of effects from acquisitions:	(9,021)	(63,667)	5,417	(50,660)
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	979	4,658	12,494	2,957
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	6,133	6,340	21,556	943
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,112	10,998	34,050	3,900

Investing Activities:
Acquisition of businesses, net of cash acquired	(9,534)	(12,924)	(4,884)	—
Purchases of property, plant and equipment	(11,786)	(15,169)	(5,468)	(8,495)
Purchases of marketable securities	—	(18,755)	—	(12,509)
Proceeds from sales or maturities of marketable securities	—	12,503	—	6,257
Purchase of non-marketable debt and equity securities	(1,250)	—	(579)	—
Proceeds from the sale of fixed assets	2,400	—	2,400	—
NET CASH USED IN INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	(20,170)	(34,345)	(8,531)	(14,747)
NET CASH PROVIDED BY INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	1,233	—	—
NET CASH USED IN INVESTING ACTIVITIES	(20,170)	(33,112)	(8,531)	(14,747)

Financing Activities:
Proceeds from short-term borrowings	119,120	69,280	37,120	32,480
Principal payments on short-term borrowings	(97,120)	(59,280)	(48,120)	(24,280)
Principal payments on long-term debt	—	(216)	—	(109)
Stock issued under employee stock purchase plan	798	—	798	—
Purchase of common stock	(2,324)	(2,334)	(68)	—
Dividends paid	(3,676)	(3,659)	(3,676)	(3,659)
Contingent consideration payments related to acquisitions of businesses	(656)	(1,988)	—	—
Net change in restricted cash	(5,741)	(1,513)	(2,498)	2,713
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	10,401	290	(16,444)	7,145

Effect of exchange rates on cash	(1,067)	(7,486)	(1,651)	5,180

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,724)	(29,310)	7,424	1,478

Cash and cash equivalents at the beginning of the period	60,143	197,127	48,995	166,339

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$56,419	$167,817	$56,419	$167,817

Supplemental disclosure of non-cash investing and financing activities:
Liability incurred to acquire Vocality, net	$—	$1,035	$—	$—

CUBIC CORPORATION

BACKLOG

	March 31,	September 30,
	2018	2017
	(in millions)
Total backlog
Cubic Transportation Systems	$2,962.1	$2,043.9
Cubic Global Defense Systems	378.6	420.3
Cubic Mission Solutions	69.0	72.3
Total	$3,409.7	$2,536.5

Backlog:

Total backlog increased by $873.2 million from September 30, 2017 to March 31, 2018 driven by Cubic Transportation Systems. Changes in exchange rates between the prevailing currency in our foreign operations and the U.S. dollar as of the end of the quarter increased backlog by $31.8 million compared to September 30, 2017.